Exhibit 99.1

ADAPTHEALTH CORP.

FOR IMMEDIATE RELEASE

ADAPTHEALTH CORP. PARTNERS WITH A MAJOR NATIONAL HEALTHCARE SYSTEM TO BECOME THE EXCLUSIVE PROVIDER OF HOME MEDICAL EQUIPMENT

CONSHOHOCKEN, Pa. – August 5, 2025 – AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, today announced that it has entered into a definitive agreement with a major national healthcare system. Under the agreement, AdaptHealth will serve as the exclusive provider of home medical equipment and supplies across the healthcare system’s broad network of hospitals and medical offices. The 5-year agreement, which is subject to certain termination provisions, is structured primarily as a capitation payment model and covers all of the system’s more than 10 million members.

“We are excited to work with our new partner to help its members achieve their best health at home,” said AdaptHealth CEO Suzanne Foster. “We were able to demonstrate how our combination of talent, expertise, and tech-enabled patient experience aligned with the healthcare system’s innovative approach to serving its membership.”

Ms. Foster continued, “This partnership reaffirms that we are uniquely positioned to drive non-acquired growth as we transform healthcare services in the home, through innovative service arrangements that deliver consistent experiences and more predictable costs to the patients, plan members, providers, and payors in the U.S. healthcare system.”

The agreement covers the national healthcare system’s Medicare Advantage, Medicaid Managed Care, and privately insured patients.

About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services. The Company operates under four reportable segments that align with its product categories: (i) Sleep Health, (ii) Respiratory Health, (iii) Diabetes Health, and (iv) Wellness at Home. The Sleep Health segment provides sleep therapy equipment, supplies and related services (including CPAP and BiLevel services) to individuals for the treatment of obstructive sleep apnea. The Respiratory Health segment provides oxygen and home mechanical ventilation equipment and supplies and related chronic therapy services to individuals for the treatment of respiratory diseases, such as chronic obstructive pulmonary disease and chronic respiratory failure. The Diabetes Health segment provides medical devices, including continuous glucose monitors and insulin pumps, and related services to patients for the treatment of diabetes. The Wellness at Home segment provides home medical equipment and services to patients in their homes including those who have been discharged from acute care and other facilities. The segment tailors a service model to patients who are adjusting to new lifestyles or navigating complex disease states by providing essential medical supplies and durable medical equipment.

ADAPTHEALTH CORP.

The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.2 million patients annually in all 50 states through its network of approximately 630 locations in 47 states.

Forward-Looking Statements

This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed on these forward-looking statements.

Contacts

AdaptHealth Corp.

Jason Clemens, CFA

Chief Financial Officer

Luke Montgomery, CFA

Senior Vice President, Investor Relations

IR@adapthealth.com

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